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EXHIBIT 21.1  SUBSIDIARIES OF THE REGISTRANT

    The following are wholly owned subsidiaries of Software Artistry, Inc.:

    LEGAL NAME                                     PLACE OF INCORPORATION
    ----------                                     ----------------------
         Software Artistry Europe, Inc.                    Indiana

         Software Artistry International, Inc.,            Barbados

         Software Artistry UK LTD                          United Kingdom

         Software Artistry SARL                            France

         Software Artistry Asia Pacific Pte Ltd            Singapore

         Software Artistry Asia Pacific Pty Ltd            Australia



















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